PARTNERSHIP AGREEMENT

This Partnership Agreement is made and entered into effective this 1st day of January, 2008 by and between Victory Energy Corporation (VICTORY), James Capital Consulting, LLC (JCC) and James Capital Energy, LLC (JCE), hereinafter collectively referred to as the “Partners”.

RECITAL

For and in consideration of the mutual covenants herein contained, the Partners hereby form and create a general partnership (herein called Partnership), under and pursuant to the Texas Revised Partnership Act [Art. 6132b of the Revised Civil Statutes of the State of Texas] for the purposes and upon the terms, provisions and conditions as hereinafter set forth:

ARTICLE I -NAME AND PLACE OF BUSINESS

1.01            The activities and business of the Partnership shall be conducted under the name of The Victory Energy Corporation/James Capital Energy, LLC, Joint Venture, a Texas General Partnership (“JC/JVE Partnership”) in Texas, and under such variations of this name as may be necessary to comply with the laws of other states within which the Partnership may do business or make investments.

1.02           The principal place of business of the Partnership shall be Victory Energy Corporation, c/o Cambrian Management, Ltd., 303 W. Wall Street, Suite 500, Midland, Texas 79701-5146, but additional places of business may be located elsewhere.

1.03           The mailing address of the Partnership shall be Victory Energy Corporation, c/o Cambrian Management, Ltd., P.O. Box , Midland, Texas 79702-0272.

ARTICLE II -PURPOSES OF THE PARTNERSHIP

The purpose of the Partnership shall be as follows:

2.01            The purposes of the Partnership shall be to enter into and conduct any and every lawful business and investment activity that the Partners may agree upon from time to time. Initially, the purposes of the Partnership shall be to acquire, own and dispose of oil, gas and other mineral properties including permits, licenses, leases and all other types of rights of every nature and character in connection therewith and incident thereto, and to explore, develop and operate such properties in accordance with such rights for the production of oil, gas and other minerals and, in connection therewith, to save, store, treat, transport and market oil, gas and other minerals and the products derived therefrom. The purposes aforesaid shall be accomplished by:

(a)            Acquiring Partnership properties.

(b)           Acquiring like properties and rights, or contractual rights to acquire the same, either alone or in conjunction with others which, in the opinion of the Managing Partner, are related in any way to the Partnership Properties.

(c)           Conducting geological and geophysical investigations on the Partnership Properties, or on areas related thereto, including without limitation the exploration thereof through means and methods of exploration deemed appropriate by the Managing Partner.

Partnership Agreement – Victory, JCC & JCE                                                                           Page 1

 (d)           Drilling, equipping, reworking, plugging back or deepening, either alone or in conjunction with others, such wells on the Partnership properties as the Managing Partner may determine.

(e)           Plugging and abandoning any well which on being drilled results in a dry hole, or which, having once produced, is no longer capable in the judgment of the Managing Partner of producing oil, gas and other minerals in commercial quantities.

(f)           Completing any well which in the judgment of the Managing Partner is prospectively capable of producing oil, gas and other minerals in commercial quantities and furnishing equipment therefor.

(g)           Establishing such facilities at such places as in the judgment of the Managing Partner may be appropriate in the conduct of the affairs and business of the Partnership.

(h)           Employing personnel, agents and representatives with such powers and duties, upon such terms and conditions, at such places, and for such compensation as in the judgment of the Managing Partner may be necessary or advisable in carrying on the business of the Partnership.

(i)           Making contracts with independent contractors for such work and upon such terms and conditions as in the judgment of the Managing Partner may be necessary or advisable in connection with the business of the Partnership.

(j)           Employment of such legal, accounting, geological, geophysical and engineering services and advice as in the judgment of the Managing Partner may be appropriate in the conduct of the affairs of the Partnership.

(k)           Entering into any operating agreement with others with respect to the Partnership properties containing such terms, provisions and conditions as the Managing Partner may approve and the amendment, revision and termination thereof.

(l)           Purchasing and maintaining a supply of equipment and materials of all kinds for use in the business of the Partnership.

(m)           Payment of royalties, overriding royalties and other sums payable or reserved in connection with oil, gas and other minerals produced from the Partnership properties, or any part thereof, and payment of rents, rentals, fees and other sums applicable to the lands, permits, licenses, leases and rights comprising the Partnership properties, or any part thereof.

(n)           Making contributions, either of interests in Partnership properties or of money, to encourage drilling by others in areas near or adjacent to Partnership properties and farm out agreements or other agreements with respect to Partnership properties in order to secure exploration or testing of the Partnership properties. It is expressly understood that the Managing Partner shall have the' power and authority to assign interests in Partnership properties (whether such interests are mineral, royalty, overriding royalty, working, net profits, or of any other kind and whether presently possessable and enjoyable when assigned or becoming possessable and enjoyable in the future upon the happening of an event or the passing of time) to employees, consultants and independent contractors of the Partnership when in the judgment of the Managing Partner such assignments of interests are justified as compensation or are contracted for as compensation and whether or not such contracts are verbal or in writing.

(o)           Making agreements relating to unitization, pressure maintenance, recycling, spacing of wells, rates of production and other arrangements relating to the conservation and recovery of oil, gas and other minerals.

Partnership Agreement – Victory, JCC & JCE Page                                                                                     2

(p)           Treating, storing, transporting and marketing oil, gas and other minerals and acquiring or constructing facilities and plants therefor, including, by way of illustration and not by way of limitation, terminals, storage depots, pipelines and other means of transportation, and facilities for the extraction, separation, recovery, manufacture, storage, processing, transportation and marketing of natural gasoline, liquefied petroleum gas, sulphur, and hydrocarbons in any form.

(q)           Borrowing money from banks and other lending institutions for all of the purposes of the Partnership, and pledging, mortgaging and otherwise encumbering Partnership properties, the production of oil, gas and other minerals therefrom and other assets of the Partnership, to secure repayment of the sums so borrowed.

(r)           The sale, disposition, farm out, or release of any part or portion or all of the Partnership properties and any other assets of the Partnership, and the undivided interests .therein, as well as the sale for cash or services or supplies or other consideration of interests in production from the Partnership properties in the form of overriding royalty interests, production payment interests and like interests of every kind.

(s)           Carrying insurance in such amounts and with such coverage as in the judgment' of the Managing Partner may be necessary or advisable with respect to the Partnership properties and other assets of the Partnership and the risks and the business of the Partnership.

(t)           Engaging in any and all acts or activities appropriate, advisable or necessary in the judgment of the Managing Partner in conducting the affairs of the Partnership and in furtherance of its objectives.

(u)           Manage, acquire, sell, and exchange oil and gas working interests, mineral interests, overriding royalty interests, non-participating royalty interests, and royalty interests.

ARTICLE III -TERM OF PARTNERSHIP

The Partnership shall begin on December 29, 2007, and will end on January 1, 2017, and thereafter from year to year unless sooner terminated as specifically provided in this Agreement.

ARTICLE IV- CONTRIBUTIONS TO PARTNERSHIP

4.01            The partners acknowledge that each Partner shall be obligated to contribute and, will, upon demand, contribute to the Partnership the amount of cash or property of agreed fair market value set out opposite the name of each on Exhibit A as their initial capital contributions.

ARTICLE V PROFITS-LOSSES-LIABILITIES

5.01            The interest of each partner in and to any net profits of the Partnership and the obligation and liability of each Partner as among themselves with respect to any and all liabilities and losses in connection with the business of the Partnership shall be the percentage set opposite each Partner's name in Exhibit A. In the event of a default hereunder by a Partner, the defaulting Partner does hereby indemnify the other Partners against any loss or liability exceeding the percentages set forth in Exhibit A. In the event of a default hereunder by a Partner, the defaulting Partner does hereby indemnify the other Partners against any loss or liability exceeding the percentages set forth in Exhibit A by reason of any liability or loss resulting from such default. No Partner shall have any right to compensation solely by reason of his contribution to the Partnership, except to share in the net profits in the percentage set opposite each Partner's name in Exhibit A unless other wise provided herein.

 Partnership Agreement – Victory, JCC & JCE                                                                                     Page 3

Partner may, however, loan to the Partnership such additional funds as the Partners may agree upon and interest at the prevailing rate per annum shall be paid thereon and charged as an expense of the partnership business.

5.02            Distributions from the Partnership to the respective Partners shall be made as such times and in such amounts as may be determined by a vote 100% in interest, not in numbers, of the Partners; however, any distribution from the Partnership shall be made proportionately to all Partners in the percentage set opposite each Partner's name in Exhibit A, unless otherwise agreed.

5.03            The Partners agree that Victory shall be the tax reporting manager for the Partnership and further agree to the provisions of the Tax Partnership Agreement attached hereto as Exhibit “B”.

ARTICLE VI- OWNERSHIP OF PARTNERSHIP PROPERTY

All real or personal property, including all improvements placed or located thereon, acquired by the Partnership shall be owned by the Partnership, such ownership being subject to the other terms and provisions of this Agreement. Each Partner hereby expressly waives the right to require partition of any Partnership Property or any part thereof.

It is also expressly agreed and understood by the Partners hereto that any contribution to the Partnership and any acceptance of property into the Partnership shall be property that constitutes the sole and separate property of each individual Partner. Any cash or monies held by the Partnership in Partnership accounts shall be the sole and separate property of each Partner to this Agreement.

ARTICLE VII- FISCAL MATTERS

7.01            The fiscal year of the Partnership shall be the calendar year.

7.02            Proper books and records shall be kept with reference to all Partnership transactions, and each Partner shall at all reasonable times during business hours have access thereto. The books shall be kept upon such method of accounting as shall be agreed upon by the Partners. The books and records shall include the designation and identification of any property in which the Partnership owns a beneficial interest; such records shall include, but shall not be limited to, the ownership of property (real, personal and mixed), as well as any property in which the Partnership owns an interest and the title to such property has been recorded or is maintained, in the name of one or more designated Partners without designation of the Partnership. The books and records of the Partnership shall be reviewed annually at the expense of the Partners by a Certified Public Accountant selected by the Partners. The appropriate Federal Partnership Income Tax Return shall also be prepared by a Certified Public Accountant

7.03            All funds of the Partnership shall be deposited in its name (or in the name of a nominee as provided in Paragraph 8.02) in an account or accounts maintained at a national or state bank designated by the Partners. Checks shall be drawn upon the Partnership and shall be signed by any one of the Partners of the Partnership or by an officer of authorized agent of the Partnership.

ARTICLE VIII- MANAGEMENT OF PARTNERSHIP AFFAIRS

8.01            The Partners do hereby appoint Victory to act as Managing Partner of the Partnership.

8.02            The Managing Partner shall have full power and authority to transact the business of the

Partnership Agreement – Victory, JCC & JCE	Page 4

Partnership and to deal with and in the Partnership properties for the use and benefit of the Partnership, and the individual partners, and, for these purposes shall have sole, complete, and plenary power and authority to manage and carry on the business thereof, and to do any and all acts and things required in connection therewith, including, by way of amplification and not by way of limitation, to borrow money and to execute any mortgages, bonds or other encumbrances, and to sell, exchange or convey title to all or any part of the Partnership properties, both real and personal, wheresoever situated, and shall have full, complete and plenary power and authority to act on behalf of and to bind the Partnership and to execute all documents and instruments incident to the conduct of the business and affairs thereof, and shall have all powers and authority, whether or not expressly set forth herein, reasonable and necessary to conduct and carry on the business of the Partnership.

8.03            The Managing Partner shall deposit Partnership funds in an account or accounts to be established at such time or times in such financial institutions (including any state or federally chartered bank or savings and loan association), and authorize withdrawals of such funds by such persons, at such times, and in such amounts, as the Managing Partner may designate.

8.04            The Managing Partner shall be reimbursed for all expenses incurred in conducting the Partnership business, all taxes paid by the Managing Partner in connection with the Partnership business, and all costs associated with the development, organization and operation of the Partnership, and shall be entitled to a reasonable management fee for providing such services on behalf of the Partnership.

8.05            No person, firm or corporation dealing with the Partnership shall be required to inquire into, or obtain any consents or other documents as to, the authority of the Managing Partner to take any such action or to exercise any such rights or powers, including 'but not limited to the execution of division orders, transfer orders, gas purchase contracts, or any other documents required by a purchaser of production necessary to get any interest owned by the Partnership in a pay status with such purchaser.

8.06            The Managing Partner shall have full power to appoint by written instrument an agent or agents or act for him upon such terms and conditions and subject to such limitations as he may specify in the instrument appointing such agents, and such agents shall thereupon have the power and authority to carry out such duties as may be specified in the instrument appointing them.

8.07            The enumeration of specific powers and authority herein shall not limit the generality or the extent of the full power and authority hereby vested in the Managing Partner to do any and all things necessary, requisite or desirable in furtherance of the purposes of the Partnership, and the only limitations upon the power and authorities of the Managing Partner to carry on the Partnership business and to deal with and in the Partnership properties for the use and benefit of the Partnership shall be the limitations expressly provided for herein.

8.08            Control of the Partnership and all of its affairs shall be in the Partners, who shall have equal rights in the management and conduct of the Partnership investments and activities.

8.09            All Partners recognize that sometimes there are practical difficulties in doing business as a Partnership, occasioned by outsiders seeking to satisfy themselves relative to the capacity of the Partner to act for and on behalf of the Partnership, or for other reasons. Therefore, each Partner hereby specifically authorizes the other Partners to acquire all real and personal property, arrange all financing, enter contracts and complete all other arrangements needed to effectuate the purposes set forth in Article II hereof, either in his or its own name or in the name of a nominee, without having to disclose the existence of this Partnership. If a Partner decides to carry on the business of the Partnership in his or its own name or in the name of a nominee, such Partner shall place a written declaration of trust in the Partnership books and records that acknowledges the nominee's capacity in which it acts and the name of the true or equitable owner, namely, the Partnership.

Partnership Agreement – Victory, JCC & JCE                                                                            Page 5

The acquisition of Partnership Property or the creation of indebtedness of the Partnership in the name of a Partner acting as such a nominee shall not give such Partner an interest in Partnership Property or cause him to be liable for a Partnership debt in excess of his percentage of interest in the Partnership as ."set opposite his name in Exhibit A attached hereto; provided, however, anything to the contrary contained hereinabove notwithstanding, no note or other obligation executed by such Partner as maker, the nature of which imposes no personal liability on the Partnership for the payment of such note or performance of such obligation.

8.10            The individual Partners shall not have any authority with respect to the Partnership and this Agreement to:

(1)            Do any act in contravention of this Agreement;

(2)           Do any act which would make it impossible to carry on the business of the Partnership;

(3)            Possess Partnership Property or assign the' right of the Partnership or its Partners in specific Partnership Property for other than a Partnership purpose;

(4)            Make, execute, or deliver any general assignments for the benefit of creditors, or any bond, guaranty, indemnity bond or surety bond;

(5)            Assign, transfer, pledge, compromise, or release any claim of the Partnership except for full payment, or arbitrate, or consent to the arbitration of any of its disputes or controversies;

(6)            Do any of the following without the unanimous consent of all of the Partners:

(a)            Confess a judgment;

(b)            Make, execute, or deliver for the Partnership any bond, mortgage, deed of trust, guarantee, indemnity bond, surety bond, or accommodation paper or accommodation endorsement;

(c)            Amend or otherwise change this Agreement so as to modify the rights or obligations of the Partners as set forth herein; or

(d)            Create any personal liability for any Partner other than that personal liability to which any Partner may have agreed to in writing.

8.11            The Partners shall hold regular quarterly meetings at times and places to be selected by the Partners. In addition, 50% in interest, not in numbers, of said Partners may call a special meeting to be held in Midland County, Texas, or at any other place upon agreement of the Partners, at any time after the giving of ten (10) days notice to all of the Partners. Any Partner may waive notice of or attendance at any meeting of the Partners, and may attend by telephone or any other electronic communication device or may execute a signed written consent. At such meeting, the Partners shall transact such business as may properly be brought before the meeting.

8.12            Any action required by statute or by this Agreement to be taken at a meeting of the Partnership, or any action which may be taken at a meeting of the Partners, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Partners entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the Partners. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Partnership.

Partnership Agreement – Victory, JCC & JCE                                                                            Page 6

ARTICLE IX- RESTRICTION ON TRANSFERS

9.01            Except as otherwise herein, no Partner may sell, assign, transfer, encumber, or otherwise dispose of any interest in the Partnership, Partnership Property, or assets of the Partnership without the prior written consent of 100% in interest, not in numbers, of all other Partners, and shall not pass title to said interest or property in the absence of such consent, and any such prohibited transfer, if made, shall be void and without force or effect and any attempt by any Partner to dispose of his interest in violation of this prohibition shall constitute a material default hereunder.

ARTICLE X- DEFAULT BY PARTNER

10.01            The following events shall be deemed to be events of default by a Partner:

(1)           Failure of a Partner to make when due any contributions or advance required -to be made under the terms of this Agreement and the continuance of such failure for a period of ten (10) days after written notice thereof from the Manager of the Partnership to such Partner.

(2)            Violation of any of the other provisions of this Agreement and failure to remedy or cure such violation within ten (10) days after written notice of such violation from the Manager of the Partnership or the other Partners.

(3)            The making of an assignment for benefit of creditors or the filing of a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof.

(4)            Adjudication of Partner as a bankrupt or insolvent in proceedings filed against the Partner under any section or chapter of. the National Bankruptcy Act, as amended, or under any similar law or statute of the United States, or any state thereof without further possibility of appeal or review.

(5)            The appointment of a receiver for all or substantially all of the assets of a Partner and the failure to have such receiver discharged within thirty (30) days after appointment.

(6)            The bringing of any legal action against a Partner by his creditor, resulting in litigation which, in the opinion of 100% in interest, not in numbers of the other Partners, creates a real and substantial risk of involvement of the Partnership Property which will probably:

(a)	Act to their financial detriment; or

(b)	Result in such creditor, or his assigns, succeeding in or to all or a part of the interest of such Partner in the Partnership.

(7)            The failure of the Distributees to appoint, in the manner and within the time prescribed, the agent required under Paragraph 9.02.

10.02            Upon the Occurrence of an event of default by a Partner, 100% in interest, not in numbers, or more of the other Partners shall have the right, at their election, which election may be made at any time within one (l) year from the date of such default, upon giving the defaulting Partner ten (10) days written notice of such election (and provided such default is continuing on the date such notice is given) to terminate the interest of the defaulting Partner without affecting a termination of the Partnership. In the event of such termination each and every non-defaulting Partner (hereinafter referred to as the Purchasing Partners) who voted to elect such

Partnership Agreement – Victory, JCC & JCE                                                                            Page 7

option shall be required to purchase, pro rata, in the proportion that his interest in the Partnership bears to the aggregate of all interests in the Partnership of all non-defaulting Partners who voted to elect such option, the interest of the defaulting Partner .

The purchase price to be paid to the defaulting Partner shall be paid in cash, or, at the option of the Purchasing Partners, by the execution and delivery of each Purchasing Partner's note payable to the order of the defaulting Partner, in the amount of the purchase price. Said note shall bear interest at the rate of ten per cent (10%) per annum and shall be payable in ten. (10) equal annual installments of principal and interest, -the first such payment to be made one (1) year from the date of execution and delivery of such note, and with such note containing full prepayment privileges', without penalty. In the event the Purchasing Partners elect to exercise the option contained in this Paragraph 10.02, the purchase price to be paid to the defaulting Partner shall be the fair market value of the defaulting Partner's interest. Said purchase price shall be reduced by the aggregate amount of any outstanding debts to the Partnership and also any and all damages caused by the default of the defaulting Partner. Fair market value shall be determined in the manner set forth in Article XII hereof.

Upon receipt of the aforesaid purchase price (cash or note), if any, by the defaulting Partner, the defaulting Partner shall have no further interest in the Partnership or its business or assets and the defaulting Partner shall execute and deliver such assignments and other instruments as may be reasonable to evidence and fully and effectively transfer the interest of the defaulting Partner to the non-defaulting Partners. In the event the appropriate instruments are not delivered, after notice by the non-defaulting Partners of the Partnership that the consideration is available to the defaulting Partner, the non-defaulting Partners of the Partnership may deliver such consideration to the defaulting Partner and execute as the defaulting Partner's irrevocable agent, any such legal instruments to the appropriate continuing Partners.

No assignment or transfer of a defaulting Partner's interest as provided herein, shall relieve the defaulting Partner from any personal liability for outstanding indebtednesses, liabilities, liens, and obligations relating to the partnership which may exist on the date of the assignment or transfer. The default of any Partner hereunder shall not relieve any other Partner from his or its agreements, liabilities, and obligations hereunder. A defaulting Partner's interest in the Partnership shall not be considered in any Partnership voting requirement.

10.03            Any Partner may agree to assist any other Partner in the event of default and said agreement or any advancement or payment made thereunder shall be secured by a lien upon the interest of the defaulting Partner in the Partnership which lien may be foreclosed, at the option of the assisting Partner.

10.04            If any Partner shall default in the performance or observance of any covenant, condition, or other provision of this Partnership Agreement to be performed or observed, any other Partner may, without waiving any claim for breach of this Partnership Agreement, and after written notice which is reasonable under the circumstances, cure such default for the account of the defaulting Partner, and the defaulting Partner shall reimburse or repay any reasonable amount paid and any reasonable expense or contractual liability so incurred, with interest at the highest lawful rate; and said obligation to reimburse and repay shall be secured by a lien upon the interest of the defaulting Partner in the Partnership, which lien may be foreclosed, at the option of the Partner exercising this option to cure default, by the non-defaulting Partners of the Partnership.

10.05            In the event a Partner is in default under the terms of this Partnership Agreement, the lien provided for in Paragraph 4.03 hereof, at the option of 100% of the non-defaulting Partners, if they so elect, may be foreclosed by the non-defaulting Partners.

10.06            Each Partner hereby makes, constitutes, and appoints the non-defaulting Partners of the Partnership as his or its attorney in fact in the event he becomes a defaulting Partner whose interest in the Partnership has been foreclosed in the manner prescribed above and upon such foreclosure, the non-defaulting Partners of the Partnership are authorized and allowed to execute and deliver a full assignment or other transfer of the defaulting Partner's interest in the Partnership and the non-defaulting Partners of the Partnership shall have

Partnership Agreement – Victory, JCC & JCE                                                                           Page 8

no liability to any person in making such assignment or transfer.

10.07            Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any amount due to the remaining Partners hereunder or of any damages accruing, to them by reason of the violation of any of the terms, pro visions, and covenants herein contained. No waiver by the remaining Partners of any violation or breach shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained and forbearance by them to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

ARTICLE XI-AMENDMENT

Subject to the provisions of Article VIII, this Agreement may be amended or modified by the Partners from time to time but only by a written instrument executed by Partners owning collectively at least 100% in interest, not in numbers, in the Partnership.

ARTICLE XII -PROCEDURE FOR APPRAISEMENT

12.02            Within ten (10) days after an appraisal is required under, any provisions hereof, each group or individual, as the case may be, shall select an appraiser who is a member of the American Institute of Real Estate Appraisers. If either party fails to name an appraiser within the specified time, the other party may select the second appraiser.

12.03            The two appraisers so selected shall proceed to promptly determine the fair market value of the Partnership interest, including therein a fair market valuation of the interest and equity in the Partnership of the Partner in question taking into consideration any outstanding indebtedness, liabilities, liens, and obligations relating to the Partnership Property. The determination of such fair market value by the two appraisers, selected-as hereinabove provided, shall be final and binding upon all parties and if the two appraisers so selected are unable to agree upon such fair market value, said two appraisers shall select a third appraiser (who shall also be a member of the American Institute of Real Estate Appraisers) whose determination as to such fair market value shall be averaged with the appraisals of the other two appraisers, and the average of the three appraisals shall be conclusive evidence as to such fair market value and shall be final and binding upon all parties. The appraisers shall deliver a written report of their appraisal to the Partners of the Partnership who shall provide copies thereof to all interested parties.

12.04            Each party shall pay the fee and expense of the appraiser selected by such party, and, if a third appraiser is selected, the fee of the third appraiser shall be borne equally by the parties appointing the other two appraisers.

ARTICLE XIII -TERMINATION OF THE PARTNERSHIP

13.01            The Partnership may be terminated at any time at a specially called meeting upon the affirmative vote of 100% in interest, not in numbers, of the Partners. Upon such termination the assets of the Partnership shall be applied as follows: to payment of the outstanding Partnership liabilities, although an appropriate reserve may be maintained and the amount determined by the Partners of the Partnership for any contingent liability until said contingent liability is satisfied, and the balance of such reserve, if any, shall be distributed together with any other sums remaining after payment of the outstanding Partnership liabilities to the

Partnership Agreement – Victory, JCC & JCE                                                                            Page 9

Partners as their interest appears on Exhibit “A” unless otherwise provided herein.

ARTICLE XIV- PRIOR AGREEMENTS

14.01            The Partners have heretofore entered into various agreements in an attempt to form a partnership, and have operated under these agreements since the effective date of this Agreement. While the Partners intended to form a partnership under these agreements, these agreements are confusing, poorly drafted and not cohesive. The prior Agreements which the Partners entered into are a “Fund Agreement” between Victory Energy Corporation and James Capital Energy, LLC, dated December 29, 2007, a “Consulting Agreement” between Victory Energy Corporation and James Capital Consulting, LLC dated October 7, 2007, a “Memorandum of Agreement” between Victory Energy Corporation and James Capital Energy, LLC, setting out the ownership of the Partners in the Partnership assets, and a “Letter Agreement” between Victory Energy Corporation and Ronald W. Zamber, dated September 27th, 2007, in which Ronald W.Zamber acquired an interest in the partnership assets, which interest is now owned by James Capital Consulting, LLC.

14.02            To effectuate the purposes hereof, the Partners do hereby revoke all prior agreements between them relating to the Partnership or the Partnership assets and do hereby declare all such agreements null and void. Further, each of the Partners hereto do hereby convey to the other sufficient partnership interests necessary to result in each Partner’s ownership interest as set forth in Exhibit “A” hereto, it being the intent of the Partners hereto that the Partnership interests be owned as set forth in Exhibit “A” and not as set forth in any prior agreement which has been revoked and cancelled herein.

ARTICLE XV- MISCELLANEOUS PROVISIONS

15.01            Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth on Exhibit A or at such other addresses as may have been theretofore specified by written notice delivered in accordance herewith.

15.02            This Agreement shall be construed under and in accordance with laws of the State of Texas.

15.03            The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the Partnership created by this Agreement.

15.04            The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

15.05            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

15.06            In case any one or more of the provisions contained in this Partnership Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Partnership Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

15.07            This partnership Agreement may be executed in any number of counterparts and each of such

Partnership Agreement – Victory, JCC & JCE                                                                            Page 10

counterparts shall for all purposes be deemed to be an original.

15.08            Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

15.09            This Agreement supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

EXECUTED by the Parties hereto on December 23, 2009 but effective as of the day and year above first written.

VICTORY ENERGY CORPORATION
By: _____________________________________________ Date: _____________________
Its:______________________________________________

STATE OF _____________________ §
§

COUNTY OF ___________________ §

BEFORE ME, the undersigned Notary, on this day personally appeared __________________________________, proved to me through government-issued photograph identification to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he is the ______________________ of VICTORY ENERGY CORPORATION, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on the ____ day of ____________ 2009.

_______________________________________
NOTARY PUBLIC, State of _______________

Partnership Agreement – Victory, JCC & JCE                                                                           Page 12

JAMES CAPITAL CONSULTING, LLC

By: _____________________________________________ Date: _____________________
Its:______________________________________________

STATE OF _____________________ §
§
COUNTY OF ___________________ §

BEFORE ME, the undersigned Notary, on this day personally appeared __________________________________, proved to me through government-issued photograph identification to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he is the ______________________ of JAMES CAPITAL CONSULTING, LLC, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on the ____ day of ____________ 2009.
_______________________________________

NOTARY PUBLIC, State of _______________

JAMES CAPITAL ENERGY, LLC
By: _____________________________________________ Date: _____________________
Its:______________________________________________

STATE OF _____________________ §
§
COUNTY OF ___________________ §

BEFORE ME, the undersigned Notary, on this day personally appeared __________________________________, proved to me through government-issued photograph identification to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he is the ______________________ of JAMES CAPITAL ENERGY, LLC, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on the ____ day of ____________ 2009.
_______________________________________

NOTARY PUBLIC, State of _______________

Partnership Agreement – Victory, JCC & JCE                                                                           Page 12

Exhibit A

Exhibit A

EXHIBIT "A"

PARTNERSHIP INTERESTS

Victory Energy Corporation/James Capital Energy, LLC, Joint Venture A Texas General Partnership

Partnership Interest	James Capital Energy, LLC	Victory Energy Corporation	James Capital Consulting, LLC	Totals

Wells #1 through 6:
1. Before Payback	80%	15%	5%	100%
2. After Payback	66%	29%	5%	100%
Wells #7 through 600:
1. Before Payback	60%	20%	20%	100%
2. After Payback	50%	30%	20%	100%

Exhibit B

Exhibit B

Exhibit B to
JC/VE Partnership Agreement

TAX PARTNERSHIP PROVISIONS
OF THE JC/VE PARTNERSHIP
__________________________________________
For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

______________ JC/VE Tax Partnership Agreement Page 2

1. GENERAL PROVISIONS

1.1 DESIGNATION OF DOCUMENTS.

This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereinafter referred to as the "Agreement;" and this exhibit is hereinafter referred to as the "Exhibit” or the “Tax Partnership Provisions” (the “TPPs”). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2 RELATIONSHIP OF THE PARTIES.

The parties to the Agreement shall be hereinafter referred to as "Party" or "Parties." The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principles as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the "Partnership." For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s)-sublessee(s) and not a partnership; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3 PRIORITY OF PROVISIONS OF THIS EXHIBIT.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4 SURVIVORSHIP.

1.4.1 Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.

1.4.2 Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income reporting.

1.4.3 These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.

1.4.4 The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation. JC/VE Tax Partnership Agreement Page 3

2. TAX REPORTING PARTNER AND TAX MATTERS PARTNER

2.1 TAX REPORTING PARTNER.

The Operator (or the Party listed in Sec.5.03) as the Tax Reporting Partner ("TRP") is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1, below. In the event of any change in the TRP, the Party serving as TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

2.2 IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE.

If the Partnership does not qualify for the "small partnership exception" from, or if the Partnership elects (see infra Elections at Secs. 4.1 and 9.2) to be subject to, §§6221 et seq., Subchapter C of Chapter 53 of Subtitle A (the "TEFRA rules") of the Internal Revenue Code (the "Code") the TRP shall also be the Tax Matters Partner as defined in Code §6231(a) (the “TMP”) and references to the TRP shall then include references to the TMP and vice versa.

2.2.1 The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.

2.2.2 The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

2.2.3 The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

2.2.4 Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

2.2.5 If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party's intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

2.2.6 No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items (the “RFAA”) without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the JC/VE Tax Partnership Agreement Page 4

Partnership. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

2.2.7 Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code §§6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within a reasonable time to allow the other Parties to participate in the choice of the forum for such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

3. INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS

3.1 TAX RETURNS.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2 FAIR MARKET VALUE CAPITAL ACCOUNTS.

The TRP shall establish and maintain for each Party fair market value ("FMV") capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party's FMV capital accounts as of the end of the return period.

3.3 INFORMATION REQUESTS.

In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code §6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code §6050K(a) (see also Sec. 8.1).

3.4 BEST EFFORTS WITHOUT LIABILITY.

The TRP and the other Party(ies) shall use its/their best efforts to comply with responsibilities outlined in this Section, and with respect

JC/VE Tax Partnership Agreement Page 5

to the service as TMP as outlined Sec. 2.2, and in doing so shall incur no liability to any other Party.

4. TAX AND FMV CAPITAL ACCOUNT ELECTIONS

\4.1 GENERAL ELECTIONS.

For both income tax return and capital account purposes, the Partnership shall elect:
a) to deduct when incurred intangible drilling and development costs ("IDC");
b) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;
c) the accrual method of accounting;
d) to report income on a calendar year basis; and
e) the Partnership shall also make any elections as specially noted in Sec. 9.2, below.

4.2 DEPLETION.

Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg.§1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec. 9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining reserves shall be determined consistently by the TRP.

4.3 ELECTION OUT UNDER CODE §761(A).

4.3.1 The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filing date or the due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out the TRP's rights and obligations, other than the relief from tax return filing obligations of the partnership, continue.

4.3.2 After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which would terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. §1.761-2(d)(2).

4.4 CONSENT REQUIREMENTS FOR SUBSEQUENT TAX OR FMV CAPITAL ACCOUNT ELECTIONS.

Unless stipulated differently in Sec. 9.3, future elections, in addition JC/VE Tax Partnership Agreement Page 6 to or in amendment of those in this agreement, must be approved by the affirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.

5. CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. §1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1 CAPITAL CONTRIBUTIONS.

The respective capital contributions of each Party to the Partnership shall be (a) each Party's interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all amounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party's agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2 FMV CAPITAL ACCOUNTS.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1 The FMV capital account of a Party shall be increased by:
(i) the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);
(ii) that Party’s share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and
(iii) that Party’s share of any Code §705(a)(1)(B)item.

5.2.2 The FMV capital account of a Party shall be decreased by:
(i) the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject);
(ii) that Party's Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,
(iii) that Party's share of any Code §705(a)(2)(B) item.

5.2.3 "FMV" when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of 5.2.1, to equal the adjusted tax basis, as defined in Code §1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4 As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not JC/VE Tax Partnership Agreement Page 7 previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

6. PARTNERSHIP ALLOCATIONS

6.1 FMV CAPITAL ACCOUNT ALLOCATIONS.

Unless otherwise agreed by the Partners, each item of income, gain, loss, or deduction shall be allocated to each Party as follows:

6.1.1 Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties' FMV capital accounts.

6.1.2 Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost, or in such other manner as agreed upon by the Partners from time to time.

6.1.3 Depreciation shall be allocated to each Party in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset, or in such other manner as may be agreed upon by the Partners.

6.1.4 Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership, or in such other manner as may be agreed upon by the Partners.

6.1.5 Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property.

6.1.6 Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage or fractional interests under the Agreement.

6.1.7 Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such costs or expense.

6.1.8 Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party, or in any other manner agreed upon by the Partners. Similarly, JC/VE Tax Partnership Agreement Page 8

partnership allocations of any item specified in the Provisions of this Paragraph can be allocated in a different manner than specified herein upon the agreement of the Partners.

6.2 TAX RETURN AND TAX BASIS CAPITAL ACCOUNT ALLOCATIONS.

6.2.1 Unless otherwise expressly provided in this Sec. 6.2, the allocations of the Partnership’s items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocations under Sec. 6.1. However, the Partnership's gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec. 6.1, if any, is allocated to the contributing Party to the extent of such Party's pre-contribution gain or loss.

6.2.2 The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party's share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3 Under Code §613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. §1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) An amount that represents recovery of adjusted simulated depletion basis is allocated (without being credited to the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4 Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.

6.2.5 In accordance with Treas. Reg. §1.1245-1(e), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.

6.2.6 In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7 For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in this Section 6.2 constitute a "reasonable method" of allocating gain or loss under Treas. Reg. §1.704-
3(a)(1).

6.2.8 Take-in-kind.

If checked “Yes” in Sec. 9.2, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.

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7. TERMINATION AND LIQUIDATING DISTRIBUTION

.1 TERMINATION OF THE PARTNERSHIP.

7.1.1 Upon termination, as provided in Code §708(b)(1)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Secs. 7.1.2, 7.5, and 7.7

7.1.2 First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.

7.2 BALANCING OF FMV CAPITAL ACCOUNTS.
Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in order to cause the ratios of the Parties' FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party's FMV capital account is represented by a fraction, the numerator of which is the Party's FMV capital account balance and the denominator of which is the sum of all Parties' FMV capital account balances. This is hereafter referred to as the "balancing of the FMV capital accounts" and, when completed, the FMV capital accounts of the Parties shall be referred to as "balanced."

7.3 DEEMED SALE GAIN/LOSS CHARGE BACK.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6.

7.4 DEFICIT MAKE-UP OBLIGATION AND BALANCING CASH CONTRIBUTIONS.

If hereafter a Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with of Treas. Reg. §1.704-1(b)(2)(ii)(b)(3) such Party is obligated to contribute, by the end of the taxable year or, if later, within 90 days from the Partnership’s liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the "Deficit Make-Up Obligation"). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Secs. 7.5 shall apply.

7.5 DISTRIBUTION TO BALANCE CAPITAL ACCOUNTS.

7.5.1 If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.

7.5.2 Distribution of undivided interests.
Unless Sec.7.5.1 applies, an undivided interest in each and every JC/VE Tax Partnership Agreement Page 10 property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.6 FMV DETERMINATION.

If a property is to be valued for purposes of balancing the capital accounts and making a distributions under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7 FINAL DISTRIBUTION.

After the FMV capital accounts of the Parties have been adjusted pursuant to Secs.7.2 to

7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

8. TRANSFERS, INDEMNIFICATION, AND CORRESPONDENCE

8.1 TRANSFER OF PARTNERSHIP INTERESTS.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within two weeks after such transfer.

8.2 CORRESPONDENCE.

All correspondence relating to the preparation and filing of the Partnership's income tax returns and capital accounts shall be sent to:
(Attach separate list, if necessary)
TRP	“Att to:” reference
Other Parties: